UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2006

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street
Silver Spring, MD		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 27, 2006, Paul A. Mahon, Executive Vice President, Strategic Planning and General Counsel of United Therapeutics Corporation, adopted a prearranged trading plan in accordance with Securities and Exchange Commission Rule 10b5-1 and United Therapeutics’ Securities Trades by Company Personnel Policy.

Rule 10b5-1 of the Securities Exchange Act of 1934 permits officers and directors of public companies to adopt predetermined written plans for trading specified amounts of company stock when they are not in possession of material nonpublic information in order to gradually diversify their investment portfolio, to minimize the market effect of stock sales by spreading them out over an extended period of time, and to avoid concerns about initiating stock transactions while in possession of material nonpublic information.

The 10b5-1 plan adopted by Mr. Mahon involves several transactions with both owned shares and stock option exercises. The Plan will commence on March 2, 2006 with the simultaneous sale of 10,000 owned shares and the exercise of incentive stock options to purchase and hold 13,000 shares. In addition, the Plan involves sales of shares on the first Thursday of April, May and June of 2006 of 2,500 shares, 3,000 shares and 3,105 shares, respectively, with such shares acquired through the exercise of employee stock options. Shares will be sold under the Plan on the open market at prevailing market prices subject to a minimum price threshold.

The transactions under these plans will be disclosed publicly through Form 144 filings with the Securities and Exchange Commission. Corresponding Form 4 filings will also be posted on United Therapeutics’ website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: February 27, 2006	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel